                                  $25,000,000

                            HARVARD INDUSTRIES, INC.

                     14 1/2% Senior Secured Notes due 2003

                    AMENDED AND RESTATED PURCHASE AGREEMENT

                                                              November 23, 1998

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York  10285

Dear Sirs:

         Harvard Industries, Inc., a Florida corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser") $25.0 million in gross proceeds of its 14 1/2% Senior Secured Notes due 2003 (the "Initial Notes") to be issued pursuant to the terms of an Indenture (the "Indenture") among the Company, the Company's domestic subsidiaries set forth on Schedule I attached hereto (the "Domestic Subsidiaries"), and Wilmington Trust Company, as trustee (the "Trustee"), relating to the Initial Notes. The Initial Purchaser proposes to purchase all of the Initial Notes. Payment of principal of, premium, liquidated damages, if any, and interest on the Initial Notes (as defined herein) will be unconditionally guaranteed, jointly and severally and on a senior basis (the "Initial Guarantees," together with the Notes, the "Initial Securities"), by the Domestic Subsidiaries (as guarantors, the "Subsidiary Guarantors") and any newly acquired or created domestic subsidiary. This Amended and Restated Purchase Agreement (the "Agreement") amends and restates in its entirety the Purchase Agreement (the "Purchase Agreement") dated October 27, 1998 by and between the parties hereto.

         The Initial Securities will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared an offering memorandum dated November 23, 1998 (the "Offering Memorandum") relating to the Company and the Initial Securities.

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Initial Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED



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                                                                              2


         (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
         (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         You have advised the Company that you will make offers (the "Exempt Resales") of the Initial Notes purchased by you hereunder on the terms set forth in the Offering Memorandum as amended or supplemented solely to persons whom you reasonably believe to be "qualified institutional buyers", as defined in Rule 144A under the Securities Act ("QIBs") (such persons being referred to herein as the "Eligible Purchasers"). You will offer the Initial Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Initial Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the date of the closing of the offering of the Notes (the "Closing Date"),



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                                                                              3


substantially in the form of Exhibit A hereto, for so long as such Initial Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 14 1/2% New Senior Secured Notes due 2003 (the "New Notes" and, together with the Initial Notes, the "Notes") to be offered in exchange for the Initial Notes (such offer to exchange being referred to collectively as the "Exchange Offer") and the unconditional joint and several guarantee of such New Notes on a senior basis (the "New Guarantees"; together with the Initial Guarantees, the "Guarantees"; and together with the New Notes, the "New Securities" ) and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement", and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale of the Initial Securities by certain holders of such Notes, and to use their best efforts to cause such Registration Statements to be declared effective.

         In conjunction with the transactions described herein, the Company will syndicate and close a $115.0 million senior secured credit facility (the "Senior Credit Facility") among the Company, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc. ("LCPI") as Syndication Agent, General Electric Capital Corporation, as Administrative Agent (the "Administrative Agent") and as Collateral Agent (the "Loan Collateral Agent"), and other financial institutions which are parties thereto. As described in the Offering Memorandum, the proceeds of the offering of the Notes and borrowings under the Senior Credit Facility will be used (a) to refinance, in part, indebtedness and other obligations of the Company under the Company's existing $175.0 million senior secured debtor-in-possession credit facility, (b) to refinance, in part, indebtedness and other obligations of the Company under the Company's existing $25.0 million junior secured debtor-in-possession credit facility (together with the $175.0 million facility, the "DIP Credit Facilities"), (c) to pay administrative expenses due under the Company's plan of reorganization dated August 19, 1998 (the "Plan of Reorganization") as confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and to pay related fees and expenses, (d) to finance the working capital purposes and (e) to provide funds for general corporate purposes. Concurrently with the execution and delivery of the Indenture and the Senior Credit Facility, the Company, the Subsidiary Guarantors, the Trustee, Wilmington Trust Company, as collateral agent (the "Collateral Agent"), and LCPI will enter into a Collateral Agreement (the "Collateral Agreement"), to be dated as of the Closing Date, granting to the Collateral Agent, for the benefit of holders of the Notes, a second priority security interest in the Collateral (as defined herein). Furthermore, the Company, the Trustee, the Administrative Agent and the Collateral Agent will enter into an Intercreditor Agreement (the "Intercreditor Agreement") to be dated as of the Closing Date that will set forth their relative rights in respect of the shared Collateral and the security interests granted therein.

         This Agreement, the Indenture, the Registration Rights Agreement, the Collateral Agreement, the Mortgages (as defined herein) and the Intercreditor Agreement and the other documents related thereto are hereinafter referred to collectively as the "Operative Documents."


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                                                                              4




         1 Representations and Warranties of the Company and the Subsidiary Guarantors. Except as disclosed in documents filed by the Company on or after January 1, 1998 (the "1998 Exchange Act Documents") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the disclosure statement filed with the Bankruptcy Court in connection with the Plan of Reorganization on August 19, 1998 (the "Disclosure Statement"), each of which are incorporated by reference or included in the Offering Memorandum, the Company and the Subsidiary Guarantors represent and warrant as follows:

         (a) The Offering Memorandum has been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

         (b) No statement or information contained in the Offering Memorandum, this Agreement, any other Operative Document, the Senior Credit Facility, the Plan of Reorganization and the Disclosure Statement related thereto, or any other document, certificate or written statement furnished to you, by or on behalf of the Company for use in connection with the transactions contemplated by the Offering Memorandum and this Agreement or the other Operative Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Offering Memorandum, as of its date and as of the Closing Date), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above, as applicable, are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Initial Purchaser that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Company that could reasonably be expected to have a material adverse effect on the business, assets, property or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") that has not been expressly disclosed herein, in the other Operative Documents, in the Offering Memorandum or in any other documents, certificates and statements furnished to you for use in connection with the transactions contemplated hereby and by the Senior Credit Facility.

         (c) No consent or authorization of, approval by, filing with, notice to or other act by or in respect of, any governmental authority or any other person is required in connection with the issuance and sale of the Securities hereunder, or with the execution, delivery, performance, validity or enforceability of the Operative Documents except (i) as may be required by the securities or "blue sky" laws of any state of the United States in connection with the sale of the Initial Notes and the New Notes, (ii) as contemplated by the Registration Rights Agreement, (iii) for filings, registrations, recordations in all necessary and appropriate jurisdictions to perfect the security interests in the Collateral as contemplated by the Collateral Agreement and (iv) the final order of the Bankruptcy Court of the Plan of Reorganization, in



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                                                                              5



accordance with Section 1129 of the Bankruptcy Reform Act of 1978, as amended and codified as 11 U.S.C. ss.ss.101 et seq. (the "Bankruptcy Code").

         (d) Each of the Company and its subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its properties or the conduct of its business requires such qualification and (iv) is in compliance with its certificate of incorporation and by-laws or other organizational or governing documents and any law, treaty, rule or regulation or determination of an arbiter or a court or other governmental authority applicable to it or binding upon it or any of its property or to which it or any of its property is subject, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (e) Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Plan of Reorganization and the other Operative Documents and to authorize, issue and sell the Securities as contemplated by this Agreement.

         (f) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors, and assuming due authorization, execution and delivery by the Initial Purchaser, prior to its amendment herein and restatement hereby, heretofore constituted the valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (g) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, upon its execution and delivery by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute the valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (h) The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors, and upon its execution and delivery by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939, as amended ("TIA"), is required in connection with the offer and sale of the Initial Securities contemplated hereby or in connection with the Exempt Resales.

         (i) Each of the Guarantees has been duly and validly authorized, executed and issued by the applicable Subsidiary Guarantor and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes to the Initial Purchaser in accordance with the terms of this Agreement, will constitute the valid and binding guarantee of that Subsidiary Guarantor, enforceable against that Subsidiary Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (j) The Collateral Agreement and all other security documents (including the Mortgages) delivered after the Closing Date to the Collateral Agent granting a lien on any property or person to secure the obligations and liabilities of the Company and the Subsidiary Guarantors (the "Security Documents"), have been duly and validly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Collateral Agent, will constitute the valid and binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (k) The Initial Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (l) The New Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and, assuming due authentication of the New Notes by the Trustee, upon delivery in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (m) The Senior Credit Facility has been duly and validly authorized by the Company and each of the Subsidiary Guarantors, and upon its execution and delivery by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the lenders parties thereto, the Arranger, the Syndication Agent and the Administrative Agent, will constitute the valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or law).

         (n) The Intercreditor Agreement has been duly and validly authorized by the Company, and upon its execution and delivery by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will constitute the valid and binding agreement of the Company, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or law).

         (o) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute the valid and binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

         (p) (i) All the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and (ii) all the outstanding shares of capital stock of the Subsidiary Guarantors have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, other than liens that will be granted in favor of the


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                                                                              8



Collateral Agent under the Collateral Agreement and, without duplication, as permitted under the covenant entitled "Liens" in the Indenture.

         (q) The subsidiaries listed on Schedule II hereto, as of the date hereof, constitute all the subsidiaries of the Company at the date hereof,
Schedule II sets forth as of the Closing Date the name and jurisdiction of incorporation of each subsidiary and, as to each such subsidiary, the percentage of each class of capital stock owned by the Company or any of its subsidiaries.

         (r) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any capital stock of the Company or any subsidiary.

         (s) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Operative Documents or the Senior Credit Facility or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         (t) The execution, delivery and performance of this Agreement, the Senior Credit Facility and the other Operative Documents and the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

         (u) Neither the Company nor any of its subsidiaries will be, upon consummation of the Plan of Reorganization, in default under or with respect to any provision of any security issued by it or of any agreement, instrument or other undertaking to which it is a party or by which it or any of its property is bound in any respect which could reasonably be expected to have a Material Adverse Effect.

         (v) The accountants, PricewaterhouseCoopers LLP, who have certified the financial statements contained in the 1998 Exchange Act Documents, are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA"), and its interpretation and rulings.


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                                                                              9



         (w) The unaudited pro forma consolidated balance sheet of the Company and its consolidated subsidiaries as at September 30, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to the Initial Purchaser, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Plan of Reorganization, (ii) the offering of the Notes contemplated hereby and the use of proceeds thereof, (iii) the loans to be made on the Closing Date pursuant to the Senior Credit Facility and the use of proceeds thereof and (iv) the payment of fees and expenses in connection with consummation of the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Company and its consolidated subsidiaries as at September 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (x) The audited consolidated balance sheets of the Company and its subsidiaries as at September 30, 1996, September 30, 1997 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of the Company and its consolidated subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Company and its subsidiaries as at June 30, 1998, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Company and its consolidated subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Company and its subsidiaries do not have any material Guarantee Obligations (as defined in the Senior Credit Facility), contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements, including any notes thereto, referred to in this paragraph. During the period from September 30, 1997 to and including the date hereof, there has been no disposition with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding the net cash proceeds of any settlement of or payment in respect of any property, insurance claim or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its subsidiaries) by the Company or its subsidiaries of any material part of their business or property.

         (y) Since September 30, 1997, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, other than the pendency of the Company and its subsidiaries' bankruptcy case voluntarily commenced under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the "Cases").

         (z) The Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its books, records and accounts is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (aa) The Company and each of its subsidiaries has good and marketable title in fee simple to or a valid leasehold interest in, all its real property and good title to, or a valid leasehold interest in, all personal property owned by it (whether tangible or intangible), in each case free and clear of all liens, encumbrances and defects except (i) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or
(ii) liens in favor of the Collateral Agent under the Collateral Agreement and, without duplication, as permitted under the covenant entitled "Liens" in the Indenture.

         (bb) The Company and each of its subsidiaries owns or is licensed to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses and franchises ("Intellectual Property") necessary for the conduct of their respective businesses as currently conducted. No material claim has been asserted and is pending by any person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company know of any valid basis for any such claim. To the best of the Company's knowledge, the use of Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person in any material respect.

         (cc) Each of the Company and its subsidiaries possesses such certificates, authorizations or permits ("Permits") issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have a Material Adverse Effect and except with respect to such Permits relating to the Tiffin, Ohio facility of Hayes- Albion Corporation, one of the Domestic Subsidiaries; and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect.

         (dd) There are no strikes or other labor disputes against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant subsidiary.

         (ee) None of the Company or any subsidiary has violated any safety or similar law applicable to its business nor any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws which in each case could reasonably be expected to result in a Material Adverse Effect, other than the claim filed with the U.S. Department of Labor as described in the Letter dated October 1, 1998 from Larry E. Stanley, District Director, Nashville District Office of the U.S. Department of Labor, to Arthur McCarver, Plant Manager of the Company.

         (ff) Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, have used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (gg) Neither the Company nor any of its subsidiaries are currently or will be, upon sale of the Initial Securities in accordance herewith and the application of the net proceeds therefrom, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (hh) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Securities in a manner that would require the registration of the Initial Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Initial Securities. No securities of the same class as the Initial Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

         (ii) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Initial Securities, will not distribute any offering material in connection with the offering and sale of the Initial Securities other than the Offering Memorandum.

         (jj) When the Initial Securities are issued and delivered pursuant to this Agreement, such Initial Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or that are quoted in a United States automated inter-dealer quotation system.

         (kk) Assuming (i) that your representations and warranties in Section 2 are true, (ii) compliance by you with your covenants set forth in Section 2 and (iii) that each of the Eligible Purchasers is an entity that you reasonably believe to be a QIB, the purchase of the Initial Securities by you pursuant hereto and the resale of the Initial Securities pursuant to the Exempt Resales will be exempt from the registration requirements of the Securities Act.

         (ll) Except for the commencement of the Cases and except as disclosed on Schedule 1(ll) hereto Agreement, neither a "reportable event" nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 302 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")), has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan (as defined in ERISA), and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a "Single Employer Plan" (as defined in ERISA) has occurred, and no lien in favor of the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV or ERISA (or any successor) or a Plan has arisen, during such five-year period. Except as disclosed on Schedule 1(ll) hereto Agreement, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Company nor any Commonly Controlled Entity (as defined in ERISA) has had a complete or partial withdrawal from any Multiemployer Plan (as defined in ERISA) which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in "reorganization" or "insolvent" (as defined under ERISA).

         (mm) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company and its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Securities Act.

         (nn) Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their properties and as is customary for companies engaged in similar businesses in similar industries.

         (oo) The Company and each of its subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its subsidiaries, as the case may be); no tax lien has been filed which is not being treated under the Plan of Reorganization, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

         (pp) Except as may otherwise be disclosed in the Offering Memorandum, the Company and its subsidiaries have not (i) issued or granted any securities, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

         (qq) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (i) the Company and its subsidiaries: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable environmental laws; (B) hold all environmental permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their environmental permits; and (D) reasonably believe that: each of their environmental permits will be timely renewed and complied with, without material expense; any additional environmental permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any environmental law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (i) materials of environmental concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Company or any of its subsidiaries, or at any other location (including, without limitation, any location to which materials of environmental concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Company or any of its subsidiaries under any applicable environmental law or otherwise result in costs to the Company or any of its subsidiaries, or (ii) interfere with the Company's or any of its subsidiaries' continued operations, or

         (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its subsidiaries.

                  (iii) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any environmental law to which the Company or any of its subsidiaries is, or to the knowledge of the Company or any of its subsidiaries will be, named as a party that is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

                  (iv) neither the Company nor any of its subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar environmental law, or with respect to any materials of environmental concern.

                  (v) neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any environmental law.

                  (vi) neither the Company nor any of its subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any environmental law or with respect to any material of environmental concern. The term "material of environmental concern" shall have the meaning specified in any applicable local, state, federal or foreign laws and regulations with respect to environmental protection.

         (rr) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the Exempt Resales.

         (ss) Neither the Company nor any of its subsidiaries has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

                  (tt) After giving effect to consummation of the Plan of Reorganization, the transactions contemplated hereby and the Senior Credit Facility, the Company and its subsidiaries, taken as a whole, will be Solvent. "Solvent" for purposes of this Agreement and when used with respect to any person, means that, as of any date of determination, (i) the amount of the "present fair saleable value" of the assets of such person will, as of such date, exceed the amount of all "liabilities of such person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such person will, as of such date, be greater than the amount that will be required to pay the liability of such person on its debts as such debts become absolute and matured, (iii) such person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such person will be able to pay its debts as they mature. For purposes of this subsection, (A) "debt" means liability on a "claim", and (B) "claim" means any (X) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (Y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         (uu) As described in the Offering Memorandum, the proceeds of the transactions described herein and the Senior Credit Facility shall be used to
(i) refinance the DIP Credit Facilities, (ii) pay administrative expenses due under the Plan of Reorganization and pay related fees and expenses, (iii) provide cash for working capital purposes and (iv) to provide funds for general corporate purposes.

         (vv) No mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Act of 1968, except as would not have a Material Adverse Effect.

         (ww) Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Company's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Company's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed, in all material respects, by September 30, 1999. The cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its business without Material Adverse Effect.

         (xx) (i) The Collateral Agreement will be effective to create in favor of the Collateral Agent, for the benefit of the Initial Purchaser and Eligible Purchasers, a legal, valid and enforceable security interest in the collateral described therein and proceeds thereof (collectively, the "Collateral"). In the case of the pledged stock described in the Collateral Agreement, when any stock certificates representing such pledged stock are delivered to the Collateral Agent, and, in the case of the other collateral described in the Collateral Agreement, when financing statements in appropriate form are filed in the offices specified therein (which financing statements have been duly completed and executed and delivered to the Collateral Agent) and such other filings as are specified on Schedule 3 to the Collateral Agreement (all of which filings have been duly completed), the Collateral Agreement shall constitute a fully perfected lien on, and security interest in, all right, title and interest of the Company and its subsidiaries in such collateral and the proceeds thereof, as security for the Obligations (as defined in the Collateral Agreement), in each case prior and superior in right to any other person (other than as set forth in the Intercreditor Agreement and) (except, in the case of Collateral other than pledged stock, liens permitted by the covenant entitled "Liens" in the Indenture); and (ii) each of the mortgages and deeds of trust made by the Company or any of its subsidiaries, in favor of, or for the benefit of, the Collateral Agent for the benefit of the Initial Purchaser and Eligible Purchasers (collectively, the "Mortgages") is effective to create in favor of the Collateral Agent, for the benefit of the Initial Purchaser and Eligible Purchasers, a legal, valid and enforceable lien on the mortgaged properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified therein, each such Mortgage shall constitute a fully perfected lien on, and security interest in, all right, title and interest of the Company and its subsidiaries in the mortgaged properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other person (other than as set forth in the Intercreditor Agreement and, except, in the case of collateral other than pledged stock, liens permitted by the covenant entitled "Liens" in the Indenture.

         (yy) As of the date hereof, the Company is a Florida corporation. As of the Closing Date and upon consummation of the Plan of Reorganization, the Company will be reincorporated as a Delaware corporation.

         2. Representations, Warranties and Agreements of the Initial Purchaser. The Initial Purchaser represents, warrants and agrees that:

         (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

         (b) The Initial Purchaser (i) is not acquiring the Initial Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Initial Securities in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement; and (iii) will not offer or sell the Securities pursuant to, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

         (c) The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

         The Initial Purchaser further agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Securities only from, and will offer to sell the Initial Securities only to, the Eligible Purchasers in the Exempt Resales.

         3. Purchase of the Securities by the Initial Purchaser. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $25.0 million in gross proceeds of Initial Notes, the terms of which are set forth in Schedule 4 of the Purchase Agreement, to the Initial Purchaser and the Initial Purchaser agrees to purchase all of the Initial Notes. Pursuant to this Agreement, the Initial Purchaser will receive a fee equal to 4% of the gross proceeds of the Notes or will purchase the Initial Notes at an aggregate purchase price equal to 96% of the principal amount thereof.

         The Company shall not be obligated to deliver any of the Initial Securities to be delivered, except upon payment of all the Initial Securities to be purchased on such Closing Date as provided herein.

         4. Delivery of and Payment for the Initial Securities.

         (a) Delivery to the Initial Purchaser of and payment for the Initial Securities shall be made at 9:00 a.m., New York City time, on the Closing Date at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other place or time as you and the Company shall designate.

         (b) One or more Initial Notes in definitive form, registered in the name of Cede & Company., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchaser may request upon at least one business day's notice to the Company, having an aggregate principal amount at maturity corresponding to the aggregate principal amount of Initial Notes sold pursuant to Eligible Resales (collectively, the "Global Notes"), shall be delivered by the Company to the Initial Purchaser, against payment by the Initial Purchaser of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you two business days prior to the Closing Date. The Global Notes in definitive form shall be made available to you for inspection not later than 9:00 a.m. on the business day immediately preceding the Closing Date.

         (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder.

         5. Further Agreements of the Company and Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors agrees:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Initial Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Initial Securities under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Initial Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you, without charge, as many copies of the Offering Memorandum and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

         (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in Section 5(d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement. If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

         (d) To cooperate with you and your counsel in connection with the qualification of the Initial Securities for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not now so qualified or to take any action that would subject them to general consent to service of process in any jurisdiction in which they are not now so subject. The Company shall continue such qualification in effect so long as required by law for distribution of the Initial Securities and shall file such consents to service of process or other documents as may be necessary in order to effect such qualification.

         (e) Prior to the Closing Date, to furnish to you any internal consolidated financial statements of the Company that have been prepared by the Company for any period subsequent to the period covered by the financial statements appearing or incorporated by reference in the Offering Memorandum.

         (f) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Initial Securities (including pursuant to the proviso of Section 7(v) hereof).

         (g) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Initial Securities in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Initial Securities.

         (h) For a period of 3 years from the date of this Agreement, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company or any of its subsidiaries having a maturity of more than one year from the date of issue of such securities, except (i) for the New Securities in connection with the Exchange Offer or (ii) with the prior written consent of Lehman Brothers Inc.

         (i) For the period that is two years after the Closing Date or for so long as necessary to comply with Rule 144A in connection with resales by registered holders or beneficial owners of Initial Securities, whichever is longer, to make available to such registered holder or beneficial owner of Initial Securities in connection with any sale thereof and any prospective purchaser of such Initial Securities from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

         (j) To comply with the Company's agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

         (k) To use its best efforts to effect the inclusion of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System
- PORTAL ("PORTAL").

         (l) To apply the net proceeds from the sale of the Initial Notes being sold by the Company as set forth in Section 1(uu) hereof.

         (m) During the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that the Company does not become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         (n) To do all things reasonably necessary to comply with the Plan of Reorganization.

         6. Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the other Operative Documents, any Blue Sky Memoranda and any other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales, (iii) your reasonable expenses incurred in connection with acting as the Initial Purchaser hereunder (including the fees and expenses of your counsel), (iv) the issuance and delivery by the Company of the Securities, (v) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of your counsel relating to such registration or qualification), (vi) furnishing such copies of the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchaser for use in connection with the initial Exempt Resales, (vii) the preparation of certificates for the Securities including, without limitation, printing and engraving, (viii) the fees, disbursements and expenses of the Company's counsel and accountants, (ix) all expenses and listing fees in connection with the application for quotation of the Initial Notes in PORTAL,
(x) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Securities by DTC for "book-entry" transfer and (xi) the performance by the Company of its other obligations under this Agreement to the extent not provided for above.

         7. Conditions of the Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made, and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company and the Subsidiary Guarantors contained herein, to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder and to each of the following additional terms and conditions, and the obligations of the Company hereunder are subject to the occurrence of the events described in Sections 7(n) and 7(o) hereof:

         (a) The Offering Memorandum shall have been printed and copies made available to you not later than 9:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as you may approve in writing.

         (b) The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Simpson Thacher & Bartlett, counsel for the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Plan of Reorganization, the Senior Credit Facility, the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the

Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) Willkie Farr & Gallagher shall have furnished to the Initial Purchaser, its written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, to the effect that:

                  (i) Each of the Company and its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation in each of the jurisdictions listed on Schedule III hereto and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of its properties or the conduct of its business requires such qualification and (d) is in compliance with its certificate of incorporation and by-laws or other organizational or governing documents and any law, treaty, rule or regulation or determination of an arbiter or a court or other governmental authority applicable to it or binding upon it or any of its property or to which it or any of its property is subject, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (ii) Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Plan of Reorganization and the other Operative Documents and to authorize, issue and sell the Securities as contemplated by this Agreement.

                  (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

                  (iv) No consent or authorization of, approval by, filing with, notice to or other act by or in respect of, any governmental authority or any other person is required in connection with the issuance and sale of the Securities hereunder, or with the execution, delivery, performance, validity or enforceability of the Operative Documents except (i) as may be required by the securities or "blue sky" laws of any state of the United States in connection with the sale of the Initial Notes and the New Notes, (ii) as contemplated by the Registration Rights Agreement, (iii) for filings, registrations, recordations in all necessary and appropriate jurisdictions to perfect the security interests in the Collateral as contemplated by the Collateral Agreement and (iv) the final order of the Bankruptcy Court, in accordance with Section 1129 of the Bankruptcy Code, of the Plan of Reorganization.

                  (v) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Initial Purchaser, constitutes the valid and binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law), except that such counsel need not express an opinion concerning enforceability of the provisions of
         Section 8 of the Registration Rights Agreement.

                  (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors, and assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); no qualification of the Indenture under the TIA is required in connection with the offer and sale of the Initial Securities contemplated hereby or in connection with the initial resale of such Initial Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Initial Securities under the Securities Act, it being understood that no opinion will be expressed as to any subsequent resale of any Initial Securities.

                  (vii) The Collateral Agreement and the other Security Documents (including the Mortgages) have been duly and validly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors which are a party thereto and, assuming due authorization, execution and delivery by the Collateral Agent, constitutes the valid and binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                  (viii) The Initial Securities have been duly and validly authorized and executed by the Company and the Subsidiary Guarantors and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, have been validly issued and delivered, and constitute valid and binding obligations of the Company and the Subsidiary Guarantors entitled to the benefits of the Indenture and the Collateral Agreement, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                  (ix) The New Securities have been duly and validly authorized by the Company and the Subsidiary Guarantors and if and when duly issued and authenticated in accordance with the terms of the Indenture and the Collateral Agreement and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company and the Subsidiary Guarantors entitled to the benefits of the Indenture and the Collateral Agreement, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                  (x) The Senior Credit Facility has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors, and, assuming due authorization, execution and delivery by the lenders party thereto, the Arranger, the Syndication Agent and the Administrative Agent, constitutes the valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or law).

                  (xi) The Intercreditor Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or law).

                  (xii) (a) All the shares of capital stock of the Company outstanding have been duly authorized and validly issued and are fully paid and nonassessable. and (b) all the outstanding shares of capital stock of the Subsidiary Guarantors have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, directly or indirectly, through one of the other subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, other than liens in favor of the Collateral Agent under the Collateral Agreement and, without duplication, as permitted under the covenant entitled "Liens" in the Indenture.

                  (xiii) To the knowledge of such counsel, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such counsel, threatened by or against the Company or any of its subsidiaries or against any of their respective properties or revenues
         (a) with respect to any of the Operative Documents or the Senior Credit Facility or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  (xiv) The execution, delivery and performance of this Agreement, the Senior Credit Facility and the other Operative Documents and the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (a) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (b) the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or
         (c) any statute or any order, rule or regulation of the United States or the states of Delaware or New York or, to such counsel's knowledge, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the cases of clause (a) or (c), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

                  (xv) In addition, the consummation of the transactions contemplated by this Agreement shall not cause any third party to have any rights of first refusal under any agreement listed on a certificate of an officer of the Company as being the Company's and its subsidiaries' material agreements that has not already been described in the Offering Memorandum as to which the Company and any of its subsidiaries and any of their property or assets may be subject.

                  (xvi) Neither the Company nor any of its subsidiaries is and, upon sale of the Initial Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum, will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xvii) When the Initial Securities are issued and delivered pursuant to this Agreement, such Initial Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (xviiiO) Assuming (a) that your representations and warranties in Section 2 are true, (b) compliance by you with your covenants set forth in Section 2 and (c) that each of the Eligible Purchasers is a QIB, it is not necessary in connection with the offer, sale and delivery of the Initial Securities hereunder or in connection with the resale of such Initial Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Initial Securities under the Securities Act.

                  (xix) To the knowledge of such counsel, except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in all the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Securities Act.

                  (xx) The description of the Indenture, the Initial Securities, the Registration Rights Agreement, the Collateral Agreement, the Intercreditor Agreement, the Senior Credit Facility and the Plan of Reorganization in the Offering Memorandum conform in all material respects to the terms thereof.

                  (xxi) The Company is not required to deliver to the Eligible Purchasers the information specified in Rule 144A(d)(4) in connection with the Exempt Resales.

         Such counsel may state that whenever their opinion herein is qualified by the phrase "of which we have knowledge" or "to our knowledge," it is intended to indicate that the current actual knowledge of those attorneys within that firm actively engaged in the representation of the Company and its Subsidiaries is not inconsistent with that portion of the opinion which such phrase qualifies. The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

         (e) In connection with the transactions contemplated by this Agreement and the filings, registrations and recordations contemplated by the Collateral Agreement and the Mortgages, (i) Dykema, Gosset, as special Michigan counsel;
(ii) Armstrong, Teasdale, Schafly & Davis, as special Missouri counsel; (iii) Getman Stacey Tamposi, as special New Hampshire counsel; (iv) Frost & Jacobs LLP, as special Ohio counsel; (v) Reed, Smith, Shaw & McClay, as special Pennsylvania counsel; (vi) McNair Law Firm P.A., as special South Carolina counsel; (vii) Hunton & Williams, as special Tennessee counsel; (viii) Hunton & Williams, as special Virginia counsel; and (ix) McGill & McGill, as special Iowa counsel, in addition to such other counsel as the Company and the Initial Purchaser shall deem appropriate to opine on the perfection of the Initial Purchaser's and the Eligible Purchasers' security interest in the Collateral, shall have furnished to the Initial Purchaser their written opinion as special local counsel to the Company addressed to the Initial Purchaser and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel.

         (f) The Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

         (g) The Company, the Subsidiary Guarantors and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

         (h) The Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee shall have entered into the Collateral Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

         (i) The Company, the Trustee, the Administrative Agent and the Collateral Agent shall have entered into the Intercreditor Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

         (j) Each of the Company and the Subsidiary Guarantors shall have furnished to the Initial Purchaser a certificate, dated as of the Closing Date, with respect to the Company, of its President, Vice President or Treasurer and its Chief Financial Officer and, with respect to the Subsidiary Guarantors of its President, Vice President or Treasurer and its principal financial officer, stating that:

                  (i) The representations, warranties and agreements of the Company and the Subsidiary Guarantors in Section 1 are true and correct as of such Closing Date and, after giving effect to the consummation of the transactions contemplated by this Agreement, the other Operative Documents, the Senior Credit Facility and the Plan of Reorganization; the Company has complied with all its agreements contained herein, and the condition set forth in Section 7(k) has been fulfilled;

                  (ii) (A) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, except with regard to the strike at the two General Motors plants that ended on July 31, 1998, or (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries and no event has occurred which is material to the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum; and

                  (iii) They have carefully examined the Offering Memorandum and, in their opinion (i) as of its date and as of the Closing Date, the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
         (ii) since the date of the

         Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

         (k) (i) There not occurring or becoming known to the Initial Purchaser as of the date of this Agreement any material adverse condition or material adverse change in or affecting the business, operations, condition (financial or otherwise), assets, liabilities, management, prospects or value of the Company or (ii) the Initial Purchaser not becoming aware after the date of this Agreement of any information or other matter affecting the Company or the transactions contemplated hereby that is inconsistent in a material and adverse respect with any such information or other matter disclosed to the Initial Purchaser prior to the date of this Agreement, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (l) Simpson Thacher & Bartlett shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

         (m) (i) The Bankruptcy Court shall have entered a final order in form and substance reasonably satisfactory to the Initial Purchaser confirming, in accordance with Section 1129 of the Bankruptcy Code, the Plan of Reorganization, which order shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified; (ii) the Bankruptcy Court shall have entered a final order in form and substance reasonably satisfactory to the Initial Purchaser granting the Debtors' Motion for Entry of Order in Aid of Implementation of the Plan and Approving Terms of Revised Exit Financing Transaction (the "Motion") filed with the Bankruptcy Court on November 4, 1998, which order shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified; and (iii) each of the Official Committee of Unsecured Creditors and the lenders under the DIP Credit Facilities shall have joined in the Motion, shall have filed with the Bankruptcy Court separate pleadings stating that they have no objection to the relief being sought in the Motion or shall not have objected to the relief being sought in the Motion or sought to have the granting of the Motion stayed, reversed or vacated.

         (n) The Senior Credit Facility shall have been consummated pursuant to documentation reasonably satisfactory to the Initial Purchaser.

         (o) The Plan of Reorganization shall have been consummated, shall be in full force and effect, no provision thereof shall have been waived (except for Section 12.2(j) of the Plan of Reorganization), amended, supplemented or otherwise modified and the Company and its subsidiaries shall be in full compliance with the Plan of Reorganization.

         (p) The Initial Purchaser shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Company and its subsidiaries for the 1996 and 1997 fiscal years and (iii) unaudited interim consolidated financial statements of the Company and its subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Initial Purchaser, reflect any material adverse change in the consolidated financial condition of the Company and its subsidiaries, as reflected in the financial statements contained in the Offering Memorandum.

         (q) All governmental and third party approvals (including landlords' and other consents) necessary or, in the reasonable discretion of the Initial Purchaser, advisable in connection with the reorganization, the financing contemplated hereby and the continuing operations of the Company and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the transaction or the financing contemplated hereby.

         (r) The Initial Purchaser shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Initial Purchaser), on or before the Closing Date.

         (s) The Initial Purchaser shall have received the results of a recent lien and title search regarding mortgages, without duplication of the condition stated in Section 7(v) hereof, in each of the jurisdictions where assets of the Company and the subsidiaries are located, and such search shall reveal no liens on any of the assets or mortgages on any properties of the Company or its subsidiaries, except for (i) liens and mortgages permitted by the covenant entitled "Liens" in the Indenture or (ii) such pre-petition liens and mortgages and liens and mortgages securing the DIP Credit Facilities that will be extinguished by, or simultaneously with, the closing of the offering of the Notes and for which termination notices relating thereto will have been delivered by the Company to the Initial Purchaser at the Closing.

         (t) The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Collateral Agent pursuant to the Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Initial Purchaser) by the pledgor thereof.

         (u) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Collateral Agreement or the other Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Initial Purchaser and Eligible Purchasers, a perfected lien on the collateral described therein, prior and superior in right to any other person (other than as set forth in the Intercreditor Agreement and) (other than with respect to liens expressly permitted by the covenant entitled "Liens" in the Indenture), shall be in proper form for filing, registration or recordation and shall have been duly filed in all places necessary or advisable to perfect such security interests, including, with respect to the Collateral, in each jurisdiction where such Collateral is located, and all other actions shall have been taken which shall have been reasonably requested by the Initial Purchaser or its counsel to perfect such interests.

         (v) If requested by the Initial Purchaser, the Collateral Agent shall have received, and the title insurance company issuing the policy referred to in Section 7(w) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the mortgaged properties certified to the Collateral Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Initial Purchaser and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Initial Purchaser and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all visible and/or recorded access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, encroachments and overhanging projections and similar encumbrances affecting the site, recorded or apparent from a physical inspection of the sites; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the mortgaged properties are located; provided that, to the extent not delivered by the Closing Date, the Company shall, within 45 days of the Closing Date, deliver, or have delivered, to the Collateral Agent and the Title Insurance Company surveys of the properties subject to the Mortgages, meeting the requirements of this section such that the Title Company will omit corresponding survey exceptions on the relevant title insurance policies issued pursuant to Section 7(w) hereof and will issue those endorsements to such title insurance policies (such as survey and access) that cannot be issued without such surveys.

         (w) The Collateral Agent shall have received in respect of each property subject to a Mortgage a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Initial Purchaser; (B) insure that the Mortgage insured thereby creates a valid second lien on such mortgaged property; (C) name the Collateral Agent, for the benefit of the Initial Purchaser and the Eligible Purchasers, as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (E) contain such endorsements and affirmative coverage as the Initial Purchaser may reasonably request; and (F) be satisfactory to the Initial Purchaser (including any such title companies acting as Company-insurers or reinsurers, at the option of the Initial Purchaser). The Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

         (x) For any property set forth in a schedule to the Collateral Agreement if requested by the Initial Purchaser, the Collateral Agent shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

         (y) The Initial Purchaser shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection (w) above and a copy of all other material documents affecting the mortgaged properties.

         (z) The Initial Purchaser shall have received insurance certificates satisfying the requirements of Section 5 of the Collateral Agreement.

         (aa) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (bb) The Notes shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

         8. Indemnification and Contribution.

         (a) Each of the Company and the Subsidiary Guarantors hereby jointly and severally agrees to indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented) or any written or oral communication furnished by or on behalf of the Company for use in connection with reselling the Securities or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Offering Memorandum (as amended or supplemented) or in any written or oral communication furnished by or on behalf of the Company for use in connection with reselling the Securities or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clauses (i) or (ii) above (provided that neither the Company nor the Subsidiary Guarantors shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct); and shall reimburse the Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Subsidiary Guarantors shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum (as amended or supplemented) or in any written or oral communication furnished by or on behalf of the Company for use in connection with reselling the securities or in any amendment or supplement thereto, in reliance upon and in conformity with written information concerning the Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

         (b) The Initial Purchaser shall indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any Subsidiary Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented) or (ii) the omission or alleged omission to state in the Offering Memorandum (as amended or supplemented) any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial

Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Company or such Subsidiary Guarantor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or such Subsidiary Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Company, the Subsidiary Guarantors or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of the notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchaser shall have the right to employ counsel to represent jointly the Initial Purchaser and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchaser against the Company and the Subsidiary Guarantors under this Section 8 if, in the reasonable judgment of the Initial Purchaser, it is advisable for the Initial Purchaser, its officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Subsidiary Guarantors. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other from the offering of the Initial Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other with respect to such offerings shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Securities purchased under this Agreement (before deducting expenses) received by the Company and the Subsidiary Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Initial Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Initial Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Initial Securities purchased by it were resold to Eligible Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The Initial Purchaser confirms and the Company acknowledges that the last sentence on the cover page, the stabilization legend on page 4 and the seventh and ninth paragraphs of the section entitled "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Offering Memorandum.

         9. Termination. The obligations of the Initial Purchaser hereunder may be terminated by Lehman Brothers Inc. by notice given to the Company prior to delivery of and payment for the Initial Securities if, prior to that time, any of the events described in Sections 7(k), 7(m), 7(n), 7(o) and 7(aa) shall have occurred or if the Initial Purchaser shall decline to purchase the Initial Securities for any reason permitted under this Agreement, but, in any event, this Agreement shall terminate on December 11, 1998 if the transactions contemplated hereby shall not have been earlier consummated.

         10. Reimbursement of Initial Purchaser's Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Subsidiary Guarantors will reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Initial Securities, and upon demand the Company and the Subsidiary Guarantors shall pay the full amount thereof to Lehman Brothers Inc.

         11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) If to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Capital Markets (Fax:
212-526-6588), with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Rise B. Norman, Esq. (Fax: 212-455-2502); and

         (b) If to Company or the Subsidiary Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to Harvard Industries, Inc., 3 Werner Way, Lebanon, New Jersey 08833, Attention: Theodore Vogtman (Fax:
908-236-0071), with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, Attention: Christopher E. Manno, Esq. (Fax: 212-728-8111).

         Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Any notice of a change of address or facsimile transmission number must be given by the Company, the Subsidiary Guarantors or by the Initial Purchaser, as the case may be, in writing, at least three days in advance of such change.

         12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, its personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Subsidiary Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act.

         13. Survival. The respective indemnities, representations, warranties and agreements of the Initial Purchaser and the Company and the Subsidiary Guarantors contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by on behalf of any of them or any person controlling any of them.

         14. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. Counterparts. This Agreement may be executed in one more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The rest of this page has been left black intentionally; the signature page follows.]

         If the foregoing correctly sets forth the agreement among the Initial Purchaser, the Company and the Subsidiary Guarantors, please indicate your acceptance in the space provided for the purpose below.

                               Very truly yours,

                               HARVARD INDUSTRIES, INC.



                                By: /S/ D. Craig Bowman
                                   -------------------------------------
                                   Name: D. Craig Bowman
                                   Title: Secretary and Vice President, Law

                                DOEHLER-JARVIS, INC.
                                HARVARD TRANSPORTATION
                                CORPORATION
                                DOEHLER-JARVIS GREENEVILLE, INC.
                                POTTSTOWN PRECISION CASTING, INC
                                DOEHLER-JARVIS TECHNOLOGIES, INC.
                                DOEHLER-JARVIS TOLEDO, INC.
                                HARMAN AUTOMOTIVE, INC.
                                HAYES-ALBION CORPORATION
                                THE KINGSTON-WARREN CORPORATION

                                On behalf of each of the above
                                Subsidiary Guarantors


                                By: /S/ D. Craig Bowman
                                    -------------------------------------
                                    Name: D. Craig Bowman
                                    Title: Vice President

Accepted:

LEHMAN BROTHERS INC.


By: /S/ Thom Bernard
   -------------------------------
   Name: Thom Bernard
   Title:

                                   Schedule I

                             Subsidiary Guarantors



Harvard Transportation Corporation

Doehler-Jarvis, Inc.

Doehler-Jarvis Toledo, Inc.

Doehler-Jarvis Pottstown, Inc.

Doehler-Jarvis Greeneville, Inc.

Doehler-Jarvis Technologies, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                                  Schedule II

                                  Subsidiaries

Harvard Transportation Corporation  (Michigan)

Doehler-Jarvis, Inc.  (Delaware)

Doehler-Jarvis Toledo, Inc.  (Delaware)

Doehler-Jarvis Pottstown, Inc.  (Delaware)

Doehler-Jarvis Greeneville, Inc.  (Delaware)

Doehler-Jarvis Technologies, Inc.  (Delaware)

Harman Automotive, Inc.  (Michigan)

Hayes-Albion Corporation  (Michigan)

The Kingston-Warren Corporation  (New Hampshire)

Trim Trends, Ltd.  (Canada)

177192 Canada, Inc.  (Canada)

                                   EXHIBIT A

                     Form of Registration Rights Agreement